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                                                               Exhibit 10(a)(3)

                                 THIRD AMENDMENT
                                     TO THE
                              UTILICORP UNITED INC.
                            1986 STOCK INCENTIVE PLAN

     This Amendment is adopted as of November 6, 2001, by UtiliCorp United Inc. (the "Company").

     WHEREAS, the Company maintains the UtiliCorp United Inc. 1986 Stock Incentive Plan (the "Plan") as amended and restated effective as of August 4, 1998, to enable qualified executive, managerial, supervisory and professional personnel of the Company and its affiliates to acquire and hold an ownership in the common stock of the Company;

     WHEREAS, the Plan was amended on two occasions prior to the date hereof;
and

     WHEREAS, the Company desires to further amend the Plan to authorize the issuance of share-based awards.

     NOW, THEREFORE, the Plan is amended as follows:

A.   Section 2.12 is amended to read as follows:

     "Restricted Stock Award" means the grant of a specified number of Shares, or share-based units entitling a Grantee to payment in cash or in Shares, at a time or times fixed by the Committee in accordance with the Plan and subject to such limitations and restrictions as the Plan and Committee shall impose, all as expressed in the written instrument evidencing the Restricted Stock Award.

B.   This Amendment is effective as of November 6, 2001.

     IN WITNESS WHEREOF, this Amendment is executed as of the day and year first written above.


                                       UTILICORP UNITED INC.
                                       "Company"



                                       By: /s/ Herman Cain
                                           -------------------------------------
                                       Title: Chairman of Compensation Committee
                                              ----------------------------------